Exhibit 10.12

WARRANT SUPPLEMENT

dated July 18, 2007

REFERENCE is hereby made to the Warrant dated as of October 31, 2006 (as amended from time to time, the “Warrant”) to purchase 186,514 shares of the Common Stock of Brooke Credit Corporation, a Kansas corporation (“BCC Kansas”) issued to Falcon Mezzanine Partners II, LP (the “Holder”).

WHEREAS, the Company has entered into that certain Amended and Restated Agreement and Plan of Merger dated as of April 30, 2007 with Oakmont Acquisition Corporation (“Oakmont”) and Brooke Corporation (the “Merger Agreement”), pursuant to which, on the date hereof, BCC Kansas merged with and into Oakmont (the “Merger”); and

WHEREAS, BCC Kansas, the Holder and certain other holders of BCC Kansas warrants have entered into that certain Limited Consent, Waiver and First Amendment dated as of July 16, 2007 (the “Limited Consent”); and

WHEREAS, Oakmont, renamed Brooke Credit Corporation pursuant to the Merger (the “Company”), has assumed the Warrant pursuant to Section 1.6(a) of the Merger Agreement;

NOW THEREFORE, in consideration of the agreements set forth in the Limited Consent and this Warrant Supplement (this “Supplement”) and those related to the original issuance of the Warrant, the Company and the Holder hereby agree as follows:

1. INCREASE IN NUMBER OF SHARES FOR WHICH WARRANT IS EXERCISABLE. From and after the date hereof, the aggregate number of shares of Company common stock for which the Warrant shall be exercisable shall be increased over the number determined pursuant to Section 1.6(a) of the Merger Agreement by a total of 70,092 shares.

2. EFFECT ON WARRANT. Except as supplemented and amended by this Supplement and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Warrant shall remain in full force and effect from and after the effective date of this Supplement.

This Supplement has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.

IN WITNESS WHEREOF, the Company has caused this Supplement to be duly executed by its authorized signatory as of the day and year first above written.

BROOKE CREDIT CORPORATION,
a Delaware corporation

By:	/s/ Michael S. Lowry
Name:	Michael S. Lowry
Title:	President and Chief Executive Officer